Report of Independent Accountants
                       ---------------------------------


April 17, 1996

To the Venturers of Salt Lake City Hotel Partners

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in venturers' capital and of cash flows present fairly, in all material respects, the financial position of Salt Lake City Hotel Partners (a Utah general partnership) at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended, in conformity  with  generally  accepted  accounting  principles.  These  financial statements are the responsibility of the venture's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


/s/ Price Waterhouse LLP
    Washington, D.C.

STATEMENT OF OPERATIONS



Salt Lake City Hotel Partners
For the Years Ended December 31, 1995 and 1994


                                                                 1995                 1994
                                                                 ----                 ----

REVENUES (Note 3)........................................$    10,289,793      $      9,294,570
                                                              ----------             ---------
OPERATING COSTS AND EXPENSES
    Depreciation and amortization........................      1,793,401             1,865,978
    Interest.............................................      1,776,919             1,787,418
    Incentive management fees............................      1,435,684             1,279,920
    Base management fees.................................        722,723               682,005
    Property taxes.......................................        711,218               643,067
    Ground rent and other................................        510,490               594,246
                                                              ----------            ----------

                                                               6,950,435             6,852,634
                                                              ----------            ----------

NET INCOME...............................................$     3,339,358      $      2,441,936
                                                         ===============      ================








































   The accompanying notes are an integral part of these financial statements.
                                      -2-

BALANCE SHEET




Salt Lake City Hotel Partners
December 31, 1995 and 1994


                                                                        1995                  1994
                                                                        ----                  ----
ASSETS

    Property and equipment, net (Note 4)........................$    23,893,644      $     24,443,321
    Due from Marriott International, Inc........................      1,562,387             1,527,897
    Deferred lease acquisition costs, net.......................        542,551               592,632
    Property improvement fund...................................        872,371               808,240
    Cash and cash equivalents...................................      1,667,042             1,322,986
                                                                     ----------            ----------

                                                                $    28,537,995      $     28,695,076
                                                                ===============      ================

LIABILITIES AND VENTURERS' CAPITAL

LIABILITIES
    Mortgage note (Note 5)......................................$    15,989,544      $    16,373,984
    Capital lease obligation (Note 6)...........................      1,073,582            1,230,873
    Accounts payable and accrued expenses.......................        142,548              129,256
                                                                     ----------           ----------

        Total Liabilities.......................................     17,205,674           17,734,113
                                                                     ----------           ----------


 VENTURERS' CAPITAL
    Metropolitan Life Insurance Company.........................      9,065,658            8,768,172
    Host Marriott Corporation...................................      2,266,663            2,192,791
                                                                     ----------           ----------

        Total Venturers' Capital................................     11,332,321           10,960,963
                                                                     ----------           ----------

                                                                $    28,537,995      $    28,695,076
                                                                ===============      ================
























   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN VENTURERS' CAPITAL




Salt Lake City Hotel Partners
For the Years Ended December 31, 1995 and 1994


                                                            Metropolitan             Host
                                                           Life Insurance          Marriott
                                                              Company             Corporation            Total
                                                              -------             -----------            -----

Balance, December 31, 1993..............................$      8,657,623     $      2,164,404     $    10,822,027

     Net income.........................................       1,953,549              488,387           2,441,936

     Capital distributions..............................      (1,843,000)            (460,000)         (2,303,000)
                                                              ----------            ---------          ----------

Balance, December 31, 1994..............................       8,768,172            2,192,791          10,960,963

     Net income.........................................       2,671,486              667,872           3,339,358

     Capital distributions..............................      (2,374,000)            (594,000)         (2,968,000)
                                                              ----------            ---------          ----------

Balance, December 31, 1995..............................$      9,065,658     $      2,266,663     $    11,332,321
                                                        ================     ================     ===============





































   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS



Salt Lake City Hotel Partners
For the Years Ended December 31, 1995 and 1994


                                                                        1995                  1994
                                                                        ----                  ----

OPERATING ACTIVITIES
    Net income....................................................$     3,339,358      $     2,441,936
    Noncash items:
        Depreciation and amortization.............................      1,793,401            1,865,978
        Loss on disposition of assets.............................          7,742               22,543
    Changes in operating accounts:
        Accounts payable and accrued expenses.....................         13,292              (92,639)
        Due from Marriott International, Inc......................        (34,490)            (263,466)
                                                                       ----------           ----------

             Cash provided by operations..........................      5,119,303            3,974,352
                                                                       ----------           ----------

INVESTING ACTIVITIES
    Additions to property and equipment...........................     (1,201,385)          (2,338,928)
    Change in property improvement fund...........................        (64,131)            (161,995)
                                                                       ----------           ----------

             Cash used in investing activities....................     (1,265,516)          (2,500,923)
                                                                       ----------           ----------

FINANCING ACTIVITIES
    Proceeds from Metropolitan Life Insurance Company.............            ---            1,349,847
    Capital distributions to venturers............................     (2,968,000)          (2,303,000)
    Payments on capital lease.....................................       (157,291)            (118,974)
    Repayment of mortgage note....................................       (384,440)            (374,015)
                                                                       ----------           ----------

             Cash used in financing activities....................     (3,509,731)          (1,446,142)
                                                                       ----------           ----------

INCREASE IN CASH AND CASH EQUIVALENTS.............................        344,056               27,287

CASH AND CASH EQUIVALENTS at beginning of year....................      1,322,986            1,295,699
                                                                       ----------           ----------

CASH AND CASH EQUIVALENTS at end of year..........................$     1,677,042      $     1,322,986
                                                                  ===============      ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest........................................$     1,680,861      $     1,863,393
                                                                  ===============      ================
















   The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS



Salt Lake City Hotel Partners
December 31, 1995 and 1994

NOTE 1.        THE VENTURE

Salt Lake City Hotel Partners (the "Venture"), a Venture organized in the State of Utah, was formed on October 15, 1981 to own and operate the Salt Lake City Marriott Hotel (the "Hotel") which also commenced operations on October 15, 1981.

On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The Hotel is managed by Marriott International, Inc. ("MII") under a long-term management agreement. The Venturers are Metropolitan Life Insurance Company ("Metropolitan"), and Host Marriott, whose respective interests in the Venture are 80% and 20%. These respective Venture interests are the basis for all distributions and allocations except for a special tax allocation. This special tax allocation allocates depreciation expense, for Federal income tax purposes, to the Venturers according to their respective tax bases in the original building and equipment costs.


NOTE 2.        SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Venture's records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenues and Expenses

Hotel revenues represent house profit of the Venture's Hotel since the Partnership has delegated substantially all of the operating decisions related to the generation of house profit of the Hotel to MII. House profit reflects hotel operating results which flow to the Venture as property owner and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the Venture's statement of operations. Revenue on rooms is recognized over the period in which the rooms are occupied by the Hotel guest.

Property and Equipment

Property and equipment is recorded at cost. Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets as follows:

             Leasehold improvements                     27 to 40 years
             Furniture and equipment                     4 to 10 years

Cash and Cash Equivalents

The Venture considers all highly liquid investments with a maturity of less than three months at date of purchase to be cash equivalents.

Deferred Lease Acquisition Costs

Lease acquisition costs were deferred and are being amortized using the straight-line method over the initial 25-year term of the land lease. Accumulated amortization of lease acquisition costs at December 31, 1995 and 1994 totalled $709,000 and $659,000, respectively.

Income Taxes

Provision for Federal and state income taxes has not been made in the financial statements since the Venture does not pay income taxes but rather allocates its profits and losses to the individual Venturers. Significant differences exist between the net income for financial reporting purposes and the net income or loss reported in the Venture's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets.

New Statement of Financial Accounting Standards

The Venture is required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" no later than its year ending December 31, 1996. The Venture does not expect that the adoption of SFAS No. 121 will have a material effect on its financial statements.


NOTE 3.        REVENUES

Revenues of the Venture consist of Hotel operating results for the two years ended December 31:

                                                                         1995               1994
                                                                         ----               ----
HOTEL SALES
    Rooms.........................................................$    15,429,263    $     14,360,143
    Food and beverage.............................................      7,128,933           6,839,157
    Other operating departments...................................      1,532,582           1,534,216
                                                                       ----------          ----------
                                                                       24,090,778          22,733,516
                                                                       ----------          ----------
HOTEL EXPENSES
    Departmental Direct Costs
        Rooms.....................................................      3,519,107           3,353,144
        Food and beverage.........................................      5,118,867           4,986,022
    Other operating expenses......................................      5,163,011           5,099,780
                                                                       ----------          ----------
                                                                       13,800,985          13,438,946
                                                                       ----------          ----------

REVENUES..........................................................$    10,289,793     $     9,294,570
                                                                  ===============     ===============

NOTE 4.        PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

                                                           1995                 1994
                                                           ----                 ----

Leasehold improvements............................$    31,763,714     $     31,773,739
Furniture and equipment...........................      5,526,471            4,381,575
                                                      -----------          -----------
                                                       37,290,185           36,155,314
Less accumulated depreciation.....................    (13,396,541)         (11,711,993)
                                                      -----------          -----------
                                                  $    23,893,644     $     24,443,321
                                                  ===============     ================


NOTE 5.        ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated fair values of financial instruments are estimated to be equal to their carrying amounts. The estimated fair value of the mortgage debt obligation is based on expected future debt service payments discounted at estimated market rates.


NOTE 6.        MORTGAGE NOTE

The Venture's non-recourse mortgage note bears interest at 10-3/8% per annum and is secured by the Hotel. Payments of principal and interest are based on a 30-year amortization schedule until November 1, 2001, at which time the remaining principal of $12,751,000 will be due.

Maturities of the mortgage note at December 31, 1995 are as follows:

              1996.............................................$         426,277
              1997.............................................          472,668
              1998.............................................          524,108
              1999.............................................          581,146
              2000.............................................          644,391
              Thereafter.......................................       13,340,954
                                                                      ----------

                                                               $      15,989,544
                                                               =================

NOTE 7.        CAPITAL LEASE

The Hotel entered into a capital lease with Metropolitan Life Insurance Company for equipment and building improvements for renovations. Property and equipment under this lease totalled $1,349,847 and accumulated amortization totalled $318,549 and $106,183 as of December 31, 1995 and 1994, respectively. The depreciation related to these assets is included in total depreciation expense on the statement of operations.

Minimum annual rentals during the term of the lease are as follows:

              1996.............................................$         252,282
              1997.............................................          252,282
              1998.............................................          252,282
              1999.............................................          252,282
              2000.............................................          252,282
              2001.............................................           63,072
                                                                       ---------

              Total Minimum Lease Payments.....................        1,324,482
              Less amount representing interest................          250,900
                                                                       ---------

              Present Value of Minimum Lease Payments..........$       1,073,582
                                                               =================


NOTE 8.        MANAGEMENT AGREEMENT

The Venture has a hotel management agreement (the "Management Agreement") with MII to manage the Hotel for an initial term of 30 years which began on January 2, 1982, with three consecutive 15-year renewal options.

MII earns a base management fee equal to 3% of the Hotel's gross sales and an incentive management fee equal to 20% of the Hotel's operating profit, as defined. Pursuant to the terms of an amendment to the Management Agreement executed in 1989, payment of this incentive management fee is subordinate to the Venture receiving a priority return equal to ground rent, mortgage debt service and a percentage of invested capital. For 1995 and 1994, invested capital was $18,305,000. The percentage of invested capital was 10% for 1995 and 1994. MII is not entitled to receive any incentive management fees not paid in the year in which the fees are earned.

Pursuant to the terms of the Management Agreement, MII is required to furnish the Hotel with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the MII full service hotel system. Chain Services include central training, advertising and promotion, a national reservation system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic full service hotels managed, owned or leased by MII or its subsidiaries. In addition, the Hotel also participates in MII's Honored Guest Awards Program ("HGA"). The cost of this program is charged to all hotels in the MII full service hotel system based upon the HGA sales at each hotel. The total amount of Chain Services and HGA costs charged to the Venture were $1,211,000 and $1,110,000 for 1995 and 1994.

Pursuant to the terms of the Management Agreement, the Venture is required to provide MII with working capital and supplies to meet the operating needs of the Hotel. MII converted cash advanced by the Venture into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by MII. Upon termination of the Management Agreement, the working capital and supplies will be returned to the Venture. The individual components of working capital and supplies controlled by MII are not reflected in the Venture's balance sheet. As of December 31, 1995 and 1994, $1,099,828 has been advanced to MII for working capital and supplies which is a non-interest bearing receivable from MII on the accompanying balance sheet.

In accordance with the Management Agreement, 5% of the Hotel's gross sales is deposited in a property improvement fund to provide for replacements and renewals to the Hotel's furniture, fixtures and equipment.

NOTE 9.        GROUND LEASES

The Venture leases the land on which the Hotel is located pursuant to an operating lease with an initial term of 25 years ending December 31, 2006 and five consecutive 10-year renewal options. Annual rentals are the greater of $132,000 or 2.1% of Hotel room sales through 1993 and the greater of $132,000 or 2.6% of Hotel room sales thereafter. In addition, the Venture also leases the land on which a ballroom addition was built pursuant to the terms of an operating lease agreement with an initial term of nine and one half years and two consecutive 10-year renewal options. Annual rentals are equal to $7,700 throughout the initial term of this lease. Ground rent expense was $399,000 and $381,000 for 1995 and 1994, respectively.

Minimum future rentals under non-cancelable ground leases are:

              1996.....................................$    140,000
              1997.....................................     140,000
              1998.....................................     132,000
              1999.....................................     132,000
              2000.....................................     132,000
              Thereafter...............................     792,000
                                                          ---------
                                                       $  1,468,000
                                                       ============

Note 10. (Unaudited)

The Partnership was acquired by HMH Properties, Inc., a wholly-owned subsidiary of Host Marriott Corporation on November 13, 1996. The 80% general partner interest in the Salt Lake City Hotel Partners held by Metropolitan Life Insurance Company was purchased for approximately $41 million. The 20% general partner interest held by Host Marriott Corporation was purchased for approximately $10 million. HMH Properties, Inc. also assumed the approximate $16 million mortgage loan on the property, which it intends to pay off.

STATEMENT OF OPERATIONS



Salt Lake City  Hotel  Partners
Thirty-six Weeks Ended  September  6, 1996 and September 8, 1995
(unaudited, in thousands)


                                                                 1996                 1995
                                                                 ----                 ----

REVENUES ................................................$         8,810      $          7,197
                                                            ------------          ------------
OPERATING COSTS AND EXPENSES
    Depreciation and amortization........................          1,362                 1,242
    Interest.............................................          1,309                 1,001
    Incentive management fees............................          1,188                 1,235
    Base management fees.................................            573                   500
    Property taxes.......................................            517                   494
    Ground rent and other................................            280                   416
                                                            ------------          ------------

                                                                   5,229                 4,888
                                                            ------------          ------------

NET INCOME...............................................$         3,581      $          2,309
                                                         ===============      ================




























   The accompanying notes are an integral part of these financial statements.

BALANCE SHEET




Salt Lake City Hotel Partners
September 6, 1995
(unaudited, in thousands)


                                                                        1996
                                                                        ----
ASSETS

    Property and equipment, net ................................$        23,071
    Due from Marriott International, Inc........................          1,141
    Deferred lease acquisition costs, net.......................          1,357
    Property improvement fund...................................            508
    Cash and cash equivalents...................................          2,311
                                                                     ----------

                                                                $        23,388
                                                                ===============

LIABILITIES AND VENTURERS' CAPITAL

LIABILITIES
    Mortgage note .............................................$         15,710
    Capital lease obligation ...................................            962
    Accounts payable and accrued expenses.......................            103
                                                                     ----------

        Total Liabilities.......................................         16,775
                                                                     ----------


 VENTURERS' CAPITAL
    Metropolitan Life Insurance Company.........................          9,290
    Host Marriott Corporation...................................          2,323
                                                                     ----------

        Total Venturers' Capital................................         11,613
                                                                     ----------

                                                                $        28,388
                                                                ===============


















   The accompanying notes are an integral part of these financial statements.

STATEMENT OF CASH FLOWS



Salt Lake City  Hotel  Partners
Thirty-six Weeks Ended  September  6, 1996 and September 8, 1995
(unaudited, in thousands)


                                                                        1996                  1995
                                                                        ----                  ----

OPERATING ACTIVITIES
    Net income....................................................$         3,581      $         2,309
    Noncash items.................................................          1,362                1,242
    Changes in operating accounts.................................            382                   62
                                                                      -----------          -----------

             Cash provided by operations..........................          5,325                3,613
                                                                      -----------          -----------

INVESTING ACTIVITIES
    Additions to property and equipment...........................           (505)                (543)
    Change in property improvement fund...........................           (485)                (329)
                                                                      -----------          -----------

             Cash used in investing activities....................           (990)                (872)
                                                                      -----------          -----------

FINANCING ACTIVITIES
    Capital distributions to venturers............................         (3,300)              (1,708)
    Payments on capital lease.....................................           (112)                (103)
    Repayment of mortgage note....................................           (279)                (252)
                                                                      -----------          -----------

             Cash used in financing activities....................         (3,691)              (2,063)
                                                                      -----------          -----------

INCREASE IN CASH AND CASH EQUIVALENTS.............................            644                  678

CASH AND CASH EQUIVALENTS at beginning of period..................          1,667                1,323
                                                                      -----------          -----------

CASH AND CASH EQUIVALENTS at end of period........................$         2,311      $          2,001
                                                                  ===============      ================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
    Cash paid for interest........................................$         1,098      $          1,125
                                                                  ===============      ================












The accompanying notes are an integral part of these financial statements.

NOTES TO FINANCIAL STATEMENTS



Salt Lake City Hotel Partners
September 6, 1996

Note 1.

The accompanying condensed financial statements of Salt Lake City Hotel Partners (the "Venture") have been prepared by the Venture without audit. The Venture, which was organized in the State of Utah, was formed on October 15, 1981 to own and operate the Salt Lake City Marriott Hotel (the "Hotel") which also commenced operations on October 15, 1981. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. The Venture believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Venture's financial statements for the fiscal years ended December 31, 1995 and 1994.


In the opinion of the Venture, the accompanying unaudited condensed financial statements reflect all adjustments ( which include only normal recurring adjustments) necessary to present fairly the financial position of the Venture as of September 6, 1996 and the results of operations and cash flows for the thirty-six weeks ended September 6, 1996 and September 8, 1995. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variation.

Note 2.

Revenues of the Venture consist of Hotel operating results for the thirty-six weeks ended September 6, 1996 and September 8, 1995 (unaudited):

                                                                         1996               1995
                                                                         ----               ----
HOTEL SALES
    Rooms.........................................................$       12,894    $       10,844
    Food and beverage.............................................         5,097             4,768
    Other operating departments...................................         1,132             1,060
                                                                       ---------         ---------
                                                                          19,123            16,672
                                                                       ---------         ---------
HOTEL EXPENSES
    Departmental Direct Costs
        Rooms.....................................................         2,752             2,449
        Food and beverage.........................................         3,631             3,346
    Other operating expenses......................................         3,930             3,680
                                                                       ---------         ---------
                                                                          10,313             9,475
                                                                       ---------         ---------

REVENUES..........................................................$        8,810       $     7,197
                                                                  ==============       ===========

                              HMH PROPERTIES, INC.
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA



The unaudited Pro Forma Condensed Consolidated Statement of Operations of HMH Properties, Inc. (the "Company") reflect the following transactions for the thirty-six weeks ended September 6, 1996 and for the fiscal year ended December 29, 1995, as if such transactions had been completed at the beginning of each period:

-  Fourth  quarter 1996  acquisition  of the Salt Lake City Marriott hotel
- 1996 acquisition of six full-service properties, including the acquisition of two properties in the fourth quarter of 1996
-  1996 sale/leaseback  of 16 Courtyard and 18  Residence  Inn  properties
-  1995 acquisition  of  three  full-service properties
-  1995 sale/leaseback of 37 Courtyard  properties
-  1995 sale of the Company's  remaining  four  Fairfield  Inns
-  Consummation  of the Offering (as defined  below)
- Transfer of certain assets into and out of the Company in conjunction with the Offering

The unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company reflects the fourth quarter 1996 acquisitions of the Salt Lake City
Marriott (the "Hotel") and two other full-service properties, as if such transactions had been completed on September 6, 1996.

During the first and second quarter of 1996, the Company sold (subject to leaseback) 16 of its Courtyard properties and 18 of its Residence Inns. In conjunction with the sale, a subsidiary of Host Marriott Corporation purchased the Company's rights to the deferred proceeds and obligations under the leases for the Courtyard properties at their fair market value. The six full-service properties acquired in 1996 for approximately $182 million includes the Newport Beach Marriott Suites in which the Company acquired, through foreclosure, a controlling interest in the hotel. The Company had purchased an 83% interest in the mortgage loans secured by the Hotel for $18 million in the first quarter of 1996.

During 1995 , the Company added four full-service hotels to its lodging portfolio. The accompanying unaudited Pro Forma Condensed Consolidated Statement of Operations does not reflect any pro forma adjustments related to the Marriott World Trade Center due to the suspension of hotel operations and the renovation of the hotel as a result of extensive damage from an explosion on February 26, 1993. Because the hotel did not resume full operations until mid-1995, the historical operations of the hotel during the periods presented are not meaningful.

During 1995, the Company sold (subject to leaseback) 37 of its Courtyard properties to a real estate investment trust (the "REIT") and also sold its four remaining Fairfield Inns.

The Company issued $600 million of senior notes through its May 1995 offering (the "Offering"). In conjunction with the Offering, two full-service lodging properties were transferred from Host Marriott Travel Plazas, Inc. to the Company, and the Company transferred to a subsidiary of Host Marriott Hospitality, Inc. the leases and related assets of the 37 Courtyard properties, a note receivable, and certain undeveloped land parcels (collectively, the "Transfers").

The unaudited Pro Forma Condensed Consolidated Financial Data of the Company are presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The unaudited Pro Forma Condensed Consolidated Financial Data and notes thereto should be read in conjunction with the Company's annual report on Form 10-K for the fiscal year ended December 29, 1995.

                              HMH PROPERTIES, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of September 6, 1996
                                  (in millions)




                                                         Pro Forma
                                          Historical    Adjustments  Pro Forma
                                          ----------    -----------  ---------
ASSETS
Property and equipment                     $   817       $   66 (A)     $   973
                                                             90 (B)
Note receivable from affiliate                 143           --             143
Investment in affiliate                         17           --              17
Due from hotel managers                         22           --              22
Other assets                                    83            2 (A)          86
                                                              1 (B)
Cash and cash equivalents                      220          (67)(A)          62
                                                            (91)(B)
                                             -----        -----           -----
                                           $ 1,302       $    1         $ 1,303
                                           =======       ======         =======

LIABILITIES AND SHAREHOLDER'S EQUITY
Senior Notes                               $   600       $   --         $   600
Notes secured by real estate assets             98           --              98
Other notes                                     34           --              34
                                             -----        -----           -----
    Total debt                                 732           --             732
Deferred income taxes                           92           --              92
Other liabilities                               74            1 (A)          75
                                             -----        -----           -----
    Total liabilities                          898            1             899
Shareholder's equity                           404           --             404
                                             -----        -----           -----
                                           $ 1,302       $    1         $ 1,303
                                           =======       ======         =======




















        See Notes to the Pro Forma Condensed Consolidated Financial Data.

                              HMH PROPERTIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Thirty-six Weeks Ended September 6, 1996
                                  (in millions)


                                                             Pro Forma
                                                Historical  Adjustments   Pro Forma
                                                ----------  -----------   ---------

Revenues:
   Hotels                                       $  138       $    9 (C)   $  161
                                                                 19 (D)
                                                                 (5)(F)
   Equity in earnings of affiliate                   3           --            3
                                                 -----        -----        -----
                                                   141           23          164
                                                 -----        -----        -----

Operating costs and expenses
    Hotels                                          82            4 (C)       93
                                                                  7 (D)
                                                                  3 (E)
                                                                 (3)(F)
                                                 -----        -----        -----
                                                    82           11           93
                                                 -----        -----        -----
Operating profit before corporate
 expenses and interest                              59           12           71
Corporate expenses                                  (7)          --           (7)
Interest expense                                   (47)          --          (47)
Interest income                                     16           (1)(C)       12
                                                                 (2)(D)
                                                                 (1)(G)
                                                 -----        -----        -----
Income before income taxes                          21            8           29
Provision for income taxes                          (9)          (3)(M)      (12)
                                                 -----        -----        -----

Net income                                      $   12       $    5       $   17
                                                ======       ======       ======


















        See Notes to the Pro Forma Condensed Consolidated Financial Data.

                              HMH PROPERTIES, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the fiscal year ended December 29, 1995
                                  (in millions)


                                                             Pro Forma
                                                Historical  Adjustments  Pro Forma
                                                ----------  -----------  ---------

Revenues:
   Hotels                                       $  189      $  10 (C)    $  191
                                                               35 (D)
                                                              (27)(F)
                                                               11 (H)
                                                              (26)(I)
                                                               (1)(K)
   Net loss on property transactions               (10)        --           (10)
   Equity in earnings of affiliate                   4         --             4
                                                 -----      -----         -----
                                                   183          2           185
                                                 -----      -----         -----

Operating costs and expenses
    Hotels                                         102          5 (C)       115
                                                               16 (D)
                                                               14 (E)
                                                              (13)(F)
                                                                7 (H)
                                                              (15)(I)
                                                               (1)(K)
   Other                                            1          (1)(L)        --
                                                -----       -----         -----
                                                  103          12           115
                                                -----       -----         -----

Operating profit before corporate
 expenses and interest                             80         (10)          70
Corporate expenses                                (10)         --          (10)
Interest expense                                  (61)         (1)(H)      (61)
                                                                1 (J)
Interest income                                    15          --           15
                                                -----       -----        -----
Income (loss) before income taxes                  24         (10)          14
(Provision) benefit for income taxes               (9)          4 (M)       (5)
                                                -----       -----        -----
 Net income (loss)                              $  15       $  (6)       $   9
                                                =====       =====        =====


















        See Notes to the Pro Forma Condensed Consolidated Financial Data.

                              HMH PROPERTIES, INC.
       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


A. Represents the adjustment to record the fourth quarter 1996 acquisition of the Hotel as follows:

       - Record property and equipment of $66 million
       - Record other assets of $2 million
       - Record the use of cash of $67 million
       - Record other liabilities of $1 million

B. Represents the adjustment to record the fourth quarter acquisition of two full-service properties as follows:

       - Record property and equipment of $90 million
       - Record other assets of $1 million
       - Record the use of cash of $91 million

C. Represents the adjustment to record the revenue and operating costs for the acquisition of the Hotel, including depreciation expense reflecting the Company's basis in the assets, and a reduction in interest income for the use of proceeds from the 1996 sale and leaseback of 16 Courtyard properties and 18 Residence Inns.

D. Represents the adjustment to record the revenue and operating expenses for the 1996 acquisition of six-full service properties, including depreciation expense reflecting the Company's new basis in the assets.

E. Represents the adjustments to eliminate the depreciation expense and record the incremental lease expense for the 1996 sale/leaseback of the 18 Residence Inns.

F. Represents the adjustment to eliminate the revenues and the operating costs for the 1996 sale/leaseback of the 16 Courtyard properties and the transfer of the lease and residual interest to Host Marriott Corporation.

G. Represents the adjustment to eliminate the interest income for the Newport Beach Marriott Suites mortgage which was acquired in the first quarter of 1996. The Company acquired, through foreclosure, a controlling interest in the hotel in the third quarter of 1996. The operating results for the hotel have been included above in adjustment D.

H. Represents the adjustments to record the incremental revenues, operating costs and secured debt interest expense for the 1995 addition of three full-service proeprties.

I. Represents the adjustments to eliminate the revenues and the operating costs for the 1995 sale/leaseback of the 37 Courtyard properties.

J. Represents the adjustment to interest expense to reflect the decrease in interest rates as a result of the Offering of $2 million, net of the additional interest expense of $1 million on the $24 million of incremental debt issued through the Offering.

K. Represents the adjustment to eliminate the revenues and the operating costs for the 1995 sale of the four remaining Fairfield Inns.

L. Represents the adjustment to reduce operating expenses as a result of the Transfers between the Company and Hospitality.

M. Represents the income tax impact of pro forma adjustments at statutory rates.